Exhibit 10.23

Cheung Kam Fai
Unit 13–15
South Seas Centre
75 Mody Road
Tsim Sha Tsui
Hong Kong

3 January 2026
To:
The Board of Directors
LYC Healthcare (Cayman) Ltd
Harneys Fiduciary (Cayman)
Limited 4th Floor, Harbour Place
103 South Church Street
P.O. Box 10240
Grand Cayman KY1-1002
Cayman Islands

Dear Sirs,

Re: Termination of Consultancy Engagement

I refer to the engagement letter dated 26 December 2024 between LYC Healthcare (Cayman) Ltd (the “Company”) and myself, Cheung Kam Fai, in relation to consultancy services for the proposed NASDAQ listing of the Company (the “Engagement Letter”).

Pursuant to Clause 5 of the Engagement Letter, both parties hereby mutually agreed to terminate my engagement as Consultant to the Company. This termination shall take effect on 17 January 2026.

I would like to thank the Company for the opportunity to have been involved in this engagement and wish the Company every success in its future endeavors. Shall you require any assistance and/or clarification, please don’t hesitate to contact me.

Thank you.

Yours faithfully,

Cheung Kam Fai
Consultant